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                                                                   EXHIBIT 10.12

                                November 8, 2004


N. Anthony Coles, M.D.
166 Fisher Avenue
Brookline, MA  02445

Re:  AMENDMENT TO CHANGE OF CONTROL AGREEMENT

Dear Tony:

       The offer letter from Vertex Pharmaceuticals Incorporated to you dated as of February 21, 2002 (the "AGREEMENT") hereby is amended, effective November 8, 2004, as follows:

1. Insert the following after the last full paragraph under the heading entitled "Severance Payment Upon Termination by the Company without Cause or by You for Good Reason," and after the last full paragraph under the heading "Severance Payment Upon a Change of Control:"

       "The Company's lapsing repurchase right with respect to shares of restricted stock held by you shall lapse with respect to the "Pro-Rata Share of Restricted Stock."

2. After the definition of "Cause," insert the following:

       "For purposes of this offer, "PRO-RATA SHARE OF RESTRICTED STOCK" shall mean, for any grant of restricted stock as to which the Company's repurchase right lapses ratably over a specified period (e.g. in equal annual increments over four years), that number of shares as to which the Company's repurchase right with respect to those shares would have lapsed if the Executive's employment by the Company had continued an additional 18 month period. For any other shares of restricted stock, "Pro-Rata Share of Restricted Stock" shall mean, as to any shares of restricted stock which were granted on the same date and as to which the Company's repurchase right lapses on the same date, that portion of such shares calculated by multiplying the number of shares by a fraction, the numerator of which is the number of days that have passed since the date of grant, plus the number of days in 18 months, and the denominator of which is the total number of days from the date of the grant until the date (without regard to any provisions for earlier vesting upon achievement of a specified goal) on which the Company's repurchase right would lapse under the terms of the grant."


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N. Anthony Coles, M.D.
November 8, 2004
Page 2

3. Insert the following after the definition of "Pro-Rata Share of Restricted Stock:"

       "Notwithstanding anything to the contrary in this letter, the terms of any option agreement or restricted stock agreement shall govern the acceleration, if any, of vesting or lapsing of the Company's repurchase rights, as applicable, except to the extent that the terms of this agreement are more favorable to you."

       As so amended, the Agreement shall remain in full force and effect.

       If you agree to the foregoing amendment, please so indicate by signing and returning the enclosed copy of this letter.

                                         VERTEX PHARMACEUTICALS INCORPORATED



                                         By: /s/ JOSHUA S. BOGER
                                            ------------------------------------
                                            Joshua S. Boger
                                            Chairman and Chief Executive Officer


Accepted and Agreed:


/s/ N. ANTHONY COLES
- -----------------------------------
N. Anthony Coles